Exhibit 10.1

Execution Version

AMENDMENT NO. 8

May 8, 2023

Faraday Future Intelligent Electric Inc.

18455 South Figueroa Street

Gardena, California 90248

Attention: Legal Department, Mike Beck

Phone: (800) 228-7702

Email: david.beck@ff.com

Re: Amendment No. 8

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement dated as of August 14, 2022 (as amended by that certain Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Notes, dated as of September 23, 2022, that certain Joinder and Amendment Agreement, dated as of September 25, 2022, that certain Limited Consent and Third Amendment to Securities Purchase Agreement, dated as of October 24, 2022, that certain Amendment No. 4, dated as of December 28, 2022, that certain Limited Consent and Amendment No. 5, dated as of January 25, 2023, that certain Amendment No. 6 to Securities Purchase Agreement, dated as of February 3, 2023, that certain Amendment No. 7, dated as of March 23, 2023 and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “SPA”), by and among Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Issuer”), the financial institutions or other entities from time to time parties thereto (each a “Purchaser” and collectively, the “Purchasers”) and FF Simplicity Ventures LLC, a Delaware limited liability company, as administrative agent and collateral agent. Capitalized terms used but not defined herein shall have the meanings set forth in the SPA. This Amendment No. 8 is referred to herein as this “Amendment No. 8”.

1.	Amendments to the SPA.

a.	Acknowledgement regarding MFN and Anti-Dilution Adjustments; Waiver of Preemptive Right.

Each Purchaser party hereto hereby acknowledges that there is no right to amend its existing Notes as permitted under Section 2.5(b) of the SPA, no right to any downward adjustment to the conversion price of the Notes pursuant to Section 4(b) of the Notes and no right to any downward adjustment to the exercise price of the Warrants pursuant to Section 3(b) of the Warrants, as a result of or in connection with (a) the unsecured promissory notes and related warrants contemplated by that certain unsecured convertible senior promissory notes – non-binding investor term sheet attached as Exhibit A (the “Unsecured Notes”) or (b) the transactions contemplated by the Employee Share Purchase Program (as defined below).

Each Purchaser party hereto hereby waives its right to participate in future financings under Section 4.25(a) of the SPA in connection with the Unsecured Notes and the Employee Share Purchase Program.

2.	Amendment to the Notes.

With respect to each Note issued by the Issuer to each Purchaser under the SPA and currently outstanding and each Note issuable by the Issuer to each Purchaser under the SPA, each Purchaser party hereto and the Issuer hereby agree that,

a.	The definition of “Floor Price,” as used in each such Note, shall be amended and restated to read in its entirety as follows (which shall also apply to all prior Note conversions):

““Floor Price” means $0.10 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof) (or such lower amount as may be permitted by the principal Trading Market of the Common Stock from time to time).”

b.	Notwithstanding anything to the contrary in each such Note, the Issuer shall no longer be required to pay interest to each Purchaser on the aggregate unconverted and then outstanding principal amount of each such Note quarterly on January 1, April 1, July 1 or October 1 under Section 2(a) of each such Note, and any reference to “Interest Payment Date” in each such Note shall be revised to refer to each Conversion Date and the Maturity Date. For clarity, with respect to each Exchange Note held by a Purchaser, all accrued and unpaid interest on such Exchange Note shall be paid upon each conversion of the Exchange Note and at the maturity of such Exchange Note.

c.	Section 3(b) of each Tranche C Note and each Tranche D Note shall be amended and restated to read in its entirety as follows:

“(b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.8925, subject to adjustment as set forth herein (the “Conversion Price”).”

d.	Section 3(c)(i) of each Tranche C Note and each Tranche D Note shall be amended and restated to read in its entirety as follows:

“i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing the outstanding principal amount of this Note to be converted by the Conversion Price. Additionally, on each Conversion Date, the Company shall pay to the Holder, in cash, the sum of (A) all accrued interest on this Note to date plus (B) all interest that would otherwise accrue on such principal amount of this Note if such converted principal would be held to six years after the date hereof (the amount in clause (B), (the “Make-Whole Amount")) minus (C) 50% of the original issue discount in respect of such converted portion of this Note; provided, however, at the election of the Company, such interest and Make-Whole Amount may be paid in a combination of cash and Common Stock, otherwise pursuant to the terms of Section 2.”

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e.	Section 2(b) of each Tranche C Warrant and each Tranche D Warrant shall be amended and restated to read in its entirety as follows:

“Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.8925 subject to adjustment hereunder (the “Exercise Price”).”

f.	Clause (a) of the definition of Interest Conversion Rate in each Exchange Note shall be amended and restated as follows:

“(a) the greater of (i) the Floor Price and (ii) 90% of the VWAP for the Trading Day that is immediately prior to the date on which interest is paid in shares of Common Stock.”

3.	Employee Share Purchase Program.

Each of the Purchasers party hereto hereby consent and agree to the Issuer entering into a Stock Purchase Agreement, to be dated on or around the date hereof and substantially in the form attached as Exhibit B, with certain of its employees whereby certain of the Issuer’s employees agree to invest in the Issuer’s shares of Common Stock, notwithstanding any provision of the SPA, including Section 5.9 of the SPA.

4.	Consent to Related Party Transactions.

Each of the Purchasers party hereto hereby consent and agree for all purposes under the SPA, including Section 13.6, to all transactions contemplated under the Unsecured Notes.

5.	Miscellaneous.

a.	The provisions of this Amendment No. 8 shall become effective against each Purchaser upon the execution and delivery by such Purchaser of a counterpart hereto and shall be effective against all Purchasers upon the execution and delivery of counterparts hereto by the requisite number of Purchasers in accordance with the terms of the SPA.

b.	In order to induce the applicable Purchasers to enter into this Amendment No. 8, the Issuer hereby represents and warrants to the applicable Purchasers, immediately after giving effect to this Amendment No. 8, as of the date hereof and in each case, that all material non-public information regarding the Issuer or any other Credit Party that has been disclosed to the applicable Purchasers on or prior to the date hereof, has been disclosed in the Issuer’s public filings with the Commission prior to the date hereof or will be disclosed within one Business Day of such disclosure.

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c.	Except as otherwise expressly provided herein, nothing contained herein shall constitute or be deemed to be a waiver or amendment of, or consent to any departure from any other term or provision in the SPA or any other Financing Document, each of which shall continue unmodified and in full force and effect, nor shall the foregoing consent and amendment constitute a course of dealing among the parties. Except as specifically set forth herein, the Purchaser reserves all of its rights and remedies under the SPA and the Financing Documents.

d.	On or before 9:00 a.m., New York time, on the date of this Amendment No. 8, the Issuer shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated hereby in the form required by the Securities Exchange Act of 1934, as amended, and attaching the form of this Amendment No. 8 (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Issuer shall have disclosed all material, non-public information (if any) provided to each Purchaser by the Issuer or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby. In addition, effective upon the filing of the 8-K Filing, the Issuer acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Issuer, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and each Purchaser or any of its affiliates, on the other hand, relating to the transactions contemplated by this Amendment No. 8, shall terminate.

e.	This Amendment No. 8 may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment No. 8 by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

f.	THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AMENDMENT NO. 8, INCLUDING, WITHOUT LIMITATION, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS OF SUCH STATE.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 8 to be duly executed by their respective duly authorized officers on the date first written above

ISSUER:

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Xuefeng Chen
Name:	Xuefeng Chen
Title:	Chief Executive Officer

(Signature Page to Amendment No. 8)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 8 to be duly executed by their respective duly authorized officers on the date first written above

PURCHASER:

SENYUN INTERNATIONAL LTD.

By:	/s/ Zhang Bo
Name:	Zhang Bo
Title:	CEO

(Signature Page to Amendment No. 8)

Exhibit A

Non-Binding Investor Term Sheet

[See attached.]

FFIE Unsecured Convertible Senior Promissory Notes – Non-Binding Investor Term Sheet 2023

This term sheet is for discussion purposes and expressly not binding on any person.

Security	Unsecured convertible notes (the “Notes”).

Investment Amount

Up to $100 million to certain accredited investors.

Each investor has the right, upon not less than ten (10) business days’ prior written notice, to invest an additional 50% of its original principal amount.

Optional Notes	Within 12 months from the closing date, the undersigned investor (the “Investor”) has the option to fund an additional 50.0% of such Investor’s investment amount on the same economic terms; the Investor may fund an additional 100.0% of such amount with the Company’s prior written consent.

Original Issue Discount	10.0%.

Maturity	6 years from issuance date. Investor has the option to convert the outstanding principal amount of the Notes to Company equity, at which time the Company shall pay to the Investor, in shares of Class A common stock of the Company (“Common Stock”), and the sum of (a) all accrued interest on such Notes to date plus (b) all interest that would otherwise accrue on such principal amount of such Notes if such converted principal amount would be held to the date that is 6 years after issuance (the “Make-Whole Amount”) minus (c) 50% of the original issue discount in respect of such converted portion of the Notes, in each case with a conversion rate equal to 90.0% of the lowest VWAP for the 5 consecutive trading days ending on the trading day that is immediately prior to the date on which interest is paid in shares of Common Stock subject to a $0.10 per share floor price.

Coupon	Company may choose (a) 10.0% cash or (b) 15.0% in Common Stock at a conversion price equal to 90.0% of the lowest VWAP for the 5 consecutive trading days ending on the trading day that is immediately prior to the date on which interest is paid in shares of Common Stock subject to a $0.10 per share floor price.

Conversion Price	$0.8925 subject to adjustment consistent with the Company’s secured notes.

Warrants	Warrant coverage of 33.0% with an exercise price of $0.8925 per warrant share.

Warrants Adjustments	The warrant exercise price would be only subject to the same price protection adjustments as in the existing Company secured notes.

Fundamental Change	Consistent with the existing secured notes SPA.

Lockup

No lockup for the 1st 75% funding for V W Investment Holding Limited, and 30 days lockup for the remaining 25% funding.

No lockup for the 1st 87.5% funding for Metaverse Horizon Limited, and 30 days lockup for the remaining 12.5% funding.

Resale Registration Rights	Customary resale shelf registration rights in respect of underlying Common Stock, Company will use commercially reasonable efforts to file registration statement on or prior to by 5/31/2023 and declare it effective as promptly as reasonably practicable thereafter.

Closing Schedule

Metaverse Horizon Limited (“MHL”)

● 12.5% will be paid within 5 business days after Company stockholder approval (to the extent needed) and effectiveness of registration (“First Funding Date”).

● 12.5% will be paid within 15 business days after First Funding Date (“Second Funding Date”).

● 12.5% will be paid within 15 business days after Second Funding Date (the “Third Funding Date”).

● 12.5% will be paid within 15 business days after Company stockholder approval (to the extent needed) and effectiveness of registration (“Fourth Funding Date”).

● 12.5% will be paid within 15 business days after Fourth Funding Date (“Fifth Funding Date”).

● 12.5% will be paid within 15 business days after Fifth Funding Date (the “Sixth Funding Date”).

● 12.5% will be paid within 15 business days after Sixth Funding Date (“Seventh Funding Date”).

● 12.5% will be paid within 15 business days after Seventh Funding Date.

provided that, to the extent that any closing does not occur by the date set forth above, MHL will have 5 additional business days to deliver the funds; and closing will be delayed to the extent that the five trading day VWAP is less than $0.10.

V W Investment Holding Limited (“VWIH”)

● 25% will be paid within 5 business days after Company stockholder approval (to the extent needed) and effectiveness of registration (“First Funding Date”).

● 25% will be paid within 15 business days after First Funding Date (“Second Funding Date”).

● 25% will be paid within 15 business days after Second Funding Date (the “Third Funding Date”).

● 25% will be paid within 15 business days after Third Funding Date.

provided that, to the extent that any closing does not occur by the date set forth above, VWIH will have 5 additional business days to deliver the funds; and closing will be delayed to the extent that the five trading day VWAP is less than $0.10.

Other Terms

● The Company and investors in the Notes will negotiate and finalize a note and warrant substantially in the form attached to the existing secured notes and warrants with changes reflected in this Term Sheet, as well as a securities purchase agreement based on such agreement for the secured notes. No conversion until receipt of Company stockholder approval for sufficient authorized Class A common shares if and to the extent needed and the Notes for purposes of NASDAQ Listing Rule 5635 if and to the extent needed. Reasonable and documented out of pocket legal fee reimbursement directly related to the Notes after executing definitive agreements and receiving first funding up to $400,000 for FF Top

● Investor and its affiliates shall not be permitted to directly or indirectly short or otherwise take a similar action with respect to the Company’s common stock, and have not taken any such action prior to the date hereof

Voting Support Agreement	FFIE will hold a special meeting for an authorized share increase within 60 days, and a separate special meeting for NASDAQ Listing Rule 5635 approval within 60 days.

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IN WITNESS WHEREOF, the parties hereto have caused this Non-Binding Investor Term Sheet to be duly executed as of May [__], 2023.

ISSUER:

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Non-Binding Investor Term Sheet to be duly executed as of May [__], 2023.

INVESTOR:

[_____________________]

By:
Name:
Title:

Subscription Amount:

$[_______________]

Exhibit B

Employee Share Purchase Program

[See attached.]

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of [●], 2023, by and between Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), and [●], a [California/People’s Republic of China] resident and an executive of the Company or a subsidiary of the Company (“Purchaser” and, together with the Company, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, Purchaser desires to purchase from the Company, and the Company desires to sell to Purchaser, shares of the Company’s Class A commons stock, par value $0.0001 per share (collectively, the “Shares”), terms and conditions with respect to the purchase and sale of the Shares.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1. Purchase. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue, sell, assign, convey, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from the Company, free and clear of all encumbrances (other than restrictions under applicable securities law or set forth in this Agreement):

a. on the last trading day of the first calendar month following the date of this Agreement (the “First Closing Date”), a number of Shares that is equal to (i) 25% of the salary (net of any taxes withheld by the Company or an affiliate of the Company) that is payable by the Company or an affiliate of the Company to Purchaser for such calendar month, divided by (ii) the closing price of the Company’s Shares traded on the Nasdaq Capital Market (“Nasdaq”) on the First Closing Date, rounded down to the next whole share, and, in consideration therefor, Purchaser shall remit to the Company the amount described in the foregoing clause (i);

b. on the last trading day of the second calendar month following the date of this Agreement (the “Second Closing Date”), a number of Shares that is equal to (i) 25% of the salary (net of any taxes withheld by the Company or an affiliate of the Company) that is payable by the Company or an affiliate of the Company to Purchaser for such calendar month, divided by (ii) the closing price of the Company’s Shares traded on the Nasdaq on the Second Closing Date, rounded down to the next whole share, and, in consideration therefor, Purchaser shall remit to the Company the amount described in the foregoing clause (i);

c. on the last trading day of the third calendar month following the date of this Agreement (the “Third Closing Date”), a number of Shares that is equal to (i) 25% of the salary (net of any taxes withheld by the Company or an affiliate of the Company) that is payable by the Company or an affiliate of the Company to Purchaser for such calendar month, divided by (ii) the closing price of the Company’s Shares traded on the Nasdaq on the Third Closing Date, rounded down to the next whole share, and, in consideration therefor, Purchaser shall remit to the Company the amount described in the foregoing clause (i);

d. on the last trading day of the fourth calendar month following the date of this Agreement (the “Fourth Closing Date”), a number of Shares that is equal to (i) 25% of the salary (net of any taxes withheld by the Company or an affiliate of the Company) that is payable by the Company or an affiliate of the Company to Purchaser for such calendar month, divided by (ii) the closing price of the Company’s Shares traded on the Nasdaq on the Fourth Closing Date, rounded down to the next whole share, and, in consideration therefor, Purchaser shall remit to the Company the amount described in the foregoing clause (i);

e. on the last trading day of the fifth calendar month following the date of this Agreement (the “Fifth Closing Date”), a number of Shares that is equal to (i) 25% of the salary (net of any taxes withheld by the Company or an affiliate of the Company) that is payable by the Company or an affiliate of the Company to Purchaser for such calendar month, divided by (ii) the closing price of the Company’s Shares traded on the Nasdaq on the Fifth Closing Date, rounded down to the next whole share, and, in consideration therefor, Purchaser shall remit to the Company the amount described in the foregoing clause (i); and

f. on the last trading day of the sixth calendar month following the date of this Agreement (the “Sixth Closing Date”), a number of Shares that is equal to (i) 25% of the salary (net of any taxes withheld by the Company or an affiliate of the Company) that is payable by the Company or an affiliate of the Company to Purchaser for such calendar month, divided by (ii) the closing price of the Company’s Shares traded on the Nasdaq on the Sixth Closing Date, rounded down to the next whole share, and, in consideration therefor, Purchaser shall remit to the Company the amount described in the foregoing clause (i).

2. Representations and Warranties.

a. Representations and Warranties by Each Party. Each Party represents and warrants to the other Party that:

(i) Such Party, if an entity, is duly organized and in good standing in the jurisdiction of its organization, and has the necessary right, power and authority to enter into and to perform its obligations under this Agreement, or such Party, if a natural person, has the necessary capacity to enter into and to perform its obligations under this Agreement. Such Party’s execution, delivery and performance of this Agreement: (i) if such Party is an entity, have been authorized by all necessary legal entity action, (ii) do not directly or indirectly (with or without notice or lapse of time) contravene, conflict with, or result in a violation of, or give any governmental authority or other person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under any legal requirement or order to which such Party is subject or the terms of any material agreement to which such Party may be subject or by which such Party or such Party’s material assets may be bound and (iii) does not conflict with the rights of any third party that is party to any material agreement or arrangement with such Party, and are not subject to the consent or approval of any third party.

(ii) This Agreement constitutes the legal, valid and binding obligations of such Party, enforceable against such Party in accordance with its terms, except (a) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(iii) Such Party is not subject to any pending or threatened litigation or governmental action which would reasonably be expected to prevent its performance of its obligations under this Agreement.

b. Representations and Warranties by the Company. The Company represents and warrants to Purchaser that the Shares are duly authorized and validly issued, fully paid and nonassessable, and are free and clear of all encumbrances (other than restrictions under applicable securities laws or otherwise set forth in this Agreement).

c. Representations and Warranties by Purchaser.

(i) Investment Representations. Purchaser understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

(A) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available.

(B) Acquisition for Own Account. Purchaser is acquiring the Shares for Purchaser’s own account for investment only, and not with a view towards their distribution.

(C) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

(D) Resale Restrictions. Purchaser is familiar with the provisions of Rules 144, under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

(E) Sophisticated Investor. Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser further warrants and represents that Purchaser has either (i) preexisting personal or business relationships, with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect Purchaser’s own interests in connection with the purchase of the Shares by virtue of the business or financial expertise of Purchaser or of professional advisors to Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

(F) Foreign Investors. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Company’s offer and sale and Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

(ii) Status of Purchaser. Purchaser is either (A) an “accredited investor” within the meaning of the Commission Rule 501 of Regulation D, as presently in effect, under the Securities Act, or (ii) not a “U.S. person” as defined in Rule 902 of Regulation S of the Securities Act.

(iii) Transfer Restrictions. Purchaser acknowledges and agrees that the Shares are subject to restrictions on transfer as set forth in this Agreement.

(iv) No Employment Rights. This Agreement is not an employment or other service contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary or Affiliate of the Company) to terminate Purchaser’s employment or other service relationship for any reason at any time, with or without cause and with or without notice.

(v) Additional Information. Purchaser represents that it has had an opportunity to ask questions of the Company and to obtain any additional information necessary to permit an informed evaluation of the benefits and risks associated with the investment made hereby. Purchaser has made its own independent investigation of the Company and is aware of the Company’s proposed business and financial condition.

(vi) Residency. Purchaser’s office in which its investment decision with respect to the Shares was made is located at the address set forth for Purchaser on Purchaser’s signature page to this Agreement.(vii)Ownership. Except as set forth in Schedule 2(c)(vii), as of the date of this Agreement, Purchaser and its affiliates are not the direct or indirect owner of record or beneficial owner of shares of common stock, securities convertible into or exchangeable for common stock, or any other equity or equity-linked security of the Company.

(viii) No Claims. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Purchaser.

(ix) No Reliance. Purchaser is not relying upon, and has not relied upon, any statement, representation or warranty made by any Person, except for the representations and warranties by the Company contained in this Agreement.

(x) Financial Capacity. Purchaser has, and as of the Closing Date, will have, sufficient cash on hand in a U.S. bank account or uncalled capital commitments from creditworthy parties without any condition to fund Purchaser’s commitment to purchase the Shares on the terms and conditions set forth in this Agreement. Such cash has been obtained by Purchaser in compliance with all applicable laws.

(xi) No Related Party Relationships. Except as set forth in Schedule 2(c)(xi) or as otherwise disclosed to the Company in writing, Purchaser is not affiliate or direct or indirect equityholder of, has no direct or indirect economic interest in, and has not directly or indirectly entered into any agreement, arrangement or understanding with, any director, officer, employee, manager, partner or equityholder (or any of their respective immediate family members (as defined in 40 CFR § 170.305) or any affiliate or spouse of any such director, officer, employee, manager, partner, equityholder or immediate family member) of FF Global Partners LLC, FF Global Partners Investments LLC (formerly known as FF Top Holding LLC), or any of their respective affiliates (each, a “Related Person”). Except as set forth in Schedule 2(c)(xi) or as otherwise disclosed to the Company in writing, the transactions contemplated by or related to this Agreement will not directly or indirectly increase any Related Person’s ownership or voting power of the Company, and no Related Person will, directly or indirectly, participate in any of the post-closing operations or decisions of or have any other rights or obligations with respect to any of Purchaser’s affiliates. Notwithstanding the foregoing, nothing in this this Agreement shall prohibit Purchaser from the right to enter into any voting agreement or grant a voting proxy at any time after the date hereof and on any terms, with or to FF Global Partners Investments LLC (formerly known as FF Top Holding LLC) with respect to any Shares held by Purchaser.

(xii) Regulation S Representations. If Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S under the Securities Act (“Regulations S”), Purchaser further represents, warrants and agrees as follows:

(A) Non-U.S. Person. At the time of execution of this Agreement, Purchaser is located outside of the United States and is not a “U.S. person” as defined in Rule 902 of Regulation S.

(B) Restriction on Transfer. Purchaser understands that none of the Shares may be sold, offered for sale or transferred in any manner for an indefinite period of time unless sold pursuant to (a) the provisions of Regulation S, (b) an effective registration statement under the Securities Act and applicable state laws, or (c) an available exemption from registration under the Securities Act and applicable state laws, in each case to the reasonable satisfaction of the Company and its counsel. Purchaser agrees that it will make no sale, offer to sell or transfer of any Shares, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act and applicable state laws, or an available exemption from registration, in each case to the reasonable satisfaction of the Company and its counsel, and then only in accordance with the provisions of this Agreement and the provisions hereof. Purchaser further understands and agrees that no hedging transactions with respect to the Shares may be effected except in accordance with the provisions of the Securities Act and then only in accordance with the provisions of this Agreement and the provisions hereof, to the reasonable satisfaction of the Company and its counsel. Purchaser further understands and agrees that the Company will, to the extent required by Regulation S, refuse to register any transfer of the Shares not made in compliance with Regulation S, pursuant to an effective registration under the Securities Act, or pursuant to an exemption from registration under the Securities Act.

3. Lock-Up. Purchaser hereby agrees that until the earlier of (1) the effective date of a registration statement filed with the Commission for the resale of the Shares, or (2) one (1) year after the date of this Agreement (such period, the “Lock-Up Period”), Purchaser will not: (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), with respect to (i) the Shares and (ii) any other equity security of the Company issued or issuable with respect to any such Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (such shares, collectively, the “Lock-Up Securities”), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (any of the foregoing described in clauses (a), (b) or (c), a “Transfer”); provided that the foregoing shall not apply to any Transfer of any Company capital stock or other securities convertible into or exercisable or exchangeable for Company capital stock acquired in open market transactions after the date of this Agreement. Purchaser hereby (A) authorizes the Company during the Lock-Up Period to cause its transfer agent for the applicable Lock-Up Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Lock-Up Securities for which Purchaser is the record holder and, (B) in the case of Lock-Up Securities for which Purchaser is the beneficial but not the record holder, agrees during the applicable Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Lock-Up Securities, in each case of clauses (A) and (B), if such transfer would constitute a violation or breach of this Agreement. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio.

4. Miscellaneous.

a. Further Assurances. Each of the Parties shall execute and deliver such additional necessary documents, instruments, conveyances and assurances, and take such further actions consistent herewith as may be reasonably required to consummate the transactions contemplated by this Agreement.

b. Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

c. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by the Purchaser and the Company. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner that does not comply with this Section 4(c) will be void.

d. Governing Law; Dispute Resolution; Waiver of Jury Trial.

(i) This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(ii) Any action, suit or legal proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each Party irrevocably submits to the exclusive jurisdiction of each such court in any such action, suit or legal proceeding waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of any such action, suit or legal proceeding shall be heard and determined only in any such court, and agrees not to bring any action, suit or legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or legal proceeding brought pursuant to this section. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

e. Assignment. This Agreement shall be binding upon the Company and Purchaser and each of their respective successors and permitted assigns. Purchaser shall not be permitted to assign this Agreement or any of Purchaser’s rights or obligations hereunder without the prior written consent of the Company.

f. Third-Party Beneficiaries. No provision of this Agreement shall create any third party beneficiary rights in any other person or entity.

g. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

h. Severability. If any covenant, condition, term or provision of this Agreement, or if the application of such provision to any Person or circumstance is judicially determined to be invalid or unenforceable, then the remainder of this Agreement, or the application of such covenant, condition, term or provision to Persons or circumstances other than those to which it is held invalid or unenforceable, will not be affected thereby, and each covenant, term, condition and provision of this Agreement will be valid and enforceable to the fullest extent permitted by Law.

i. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one (1) and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

COMPANY:

Faraday Future Intelligent Electric Inc.

By:
Name:
Title:

PURCHASER:

By:
Name:
Title:
Address:
Email Address:

[Signature Page – Stock Purchase Agreement]